Exhibit 99.2

cbdMD Announces Pricing of $2.8 Million Underwritten Public Offering of Common Stock

CHARLOTTE, NC - April 30, 2023 - cbdMD®, Inc. (NYSE American: YCBD) (NYSE American: YCBDpA), one of the nation's leading CBD companies, today announced the pricing of its previously announced underwritten public offering of 1,350,000 shares of its common stock at a public offering price of $2.10 per share. Gross proceeds from the offering are expected to be approximately $2.8 million before deducting underwriting discounts, commissions, and estimated offering expenses.

Maxim Group LLC is acting as sole book-running manager for the offering.

cbdMD has granted the underwriter a 45-day option to purchase up to an additional 202,500 shares of common stock. The offering is expected to close on or about May 3, 2023, subject to the satisfaction of customary closing conditions.

The public offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-264143) previously filed with the U.S. Securities and Exchange Commission (SEC) on April 5, 2022 and declared effective on April 21, 2022. The shares may be offered only by means of a prospectus. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the public offering have been filed with the SEC, will form a part of the effective registration statement and will be available on the SEC’s website at www.sec.gov. Before you invest, you should read the preliminary prospectus supplement and accompanying prospectus, together with the information incorporated therein, for more complete information about cbdMD and the proposed offering. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC. When available, copies of the final prospectus supplement and accompanying prospectus relating to the public offering may also be obtained by contacting Maxim Group LLC, at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Prospectus Department, or by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About cbdMD

cbdMD, Inc. is one of the leading and most highly trusted and recognized hemp-derived cannabidiol (CBD) brands with a comprehensive line of U.S. produced, THC-free CBD products as well as Full Spectrum and Delta 9 THC products. The cbdMD brand currently includes high-quality, premium CBD products including tinctures, gummies, topicals, capsules, sleep aids and more. The Company's Paw CBD brand includes formulated pet products including tinctures, chews and topicals in varying strengths. To learn more about cbdMD and the complete line of products, please visit www.cbdmd.com.

Forward Looking Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified using words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict. You are urged to carefully review and consider any cautionary statements, including but not limited to statements regarding the public offering and whether it will be completed on the anticipated terms, or at all, the risks and uncertainties related to the expected use of proceeds, expectations on our clinical studies, and other disclosures, including the statements made under the heading "Risk Factors" in cbdMD, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 as filed with the SEC on December 15, 2022 and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of cbdMD, Inc. and are difficult to predict. cbdMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, is not part of this press release.

Contact Information:

cbdMD, Inc.

Ronan Kennedy, Interim CEO & CFO

+1 (704) 445-3064

IR@cbdmd.com